Exhibit 99.1

Press Release

April 23 2015

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES BOARD AUTHORIZES REVERSE STOCK SPLIT AND WILL SEEK SHAREHOLDER APPROVAL AT UPCOMING ANNUAL MEETING

Strategic Move Intended to Enhance Market Price of Common Stock and Ability

to Meet Nasdaq Listing Requirements

Washington, DC/Reston, VA - Comstock Holding Companies, Inc. (NASDAQ: CHCI) today announced that its Board of Directors authorized a reverse stock split and that it will seek approval of shareholders to execute the reverse split at the Company’s annual shareholder meeting, to be held on June 17, 2015.

The Company’s decision to seek shareholder approval of the reverse stock split is for the primary purpose of increasing the market price of our common stock to enhance Comstock’s ability to meet the continued listing requirements of The NASDAQ Capital Market and to make our common shares more attractive to a broader range of institutional and other investors.

On March 18, 2015, the Company’s Board of Directors authorized the reverse stock split in advance of the Company’s recent receipt of a letter from Nasdaq notifying the Company that the minimum bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and therefore the Company did not currently meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of Comstock’s shares of Class A common stock on Nasdaq because Nasdaq rules provide a grace period of 180 calendar days to regain compliance with the minimum closing price requirement.

If at any time during the 180-day grace period, the minimum closing bid price per share of the Company’s Class A common stock closes at or above $1.00 for a period of ten consecutive business days, the Company will regain compliance and the matter will be closed. If the Company fails to regain compliance after the 180-day grace period and any available extension thereof, its Class A common stock would be subject to delisting by Nasdaq.

The Company will present the reverse stock split to its shareholders at the Company’s annual meeting of stockholders on June 17, 2015. The Company’s Preliminary Proxy Statement, filed with the Securities and Exchange Commission on April 17, 2015, contains additional details regarding the rationale and the ratio of the reverse stock split. The Company believes that if effected, the reverse stock split will have the effect of increasing the price of its Class A common stock and that it will thereafter regain compliance with Nasdaq’s minimum bid price requirement.

About Comstock Holding Companies, Inc.

Comstock is a multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC, and provides a variety of capital markets advisory and real estate asset related services through its wholly owned subsidiary, Comstock Real Estate Services, LC. Comstock’s extensive real estate development experience positions Comstock Real Estate Services, LC to provide a unique brand of experience based capital markets advisory and real estate asset management services to clients nationwide. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock, please visit: www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, expectations, strategies, predictions and other statements related to future activities, events or conditions. These statements are based on current expectations and projections about the Company which are based in part on assumptions made by management. Such assumptions involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements, including the standards and policies of Nasdaq, fluctuations in the Company’s general financial and operating results, changes in the capital markets and general economic conditions. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

Investor Relations Contact:

Harriet Fried

LHA

212.838.3777

hfried@lhai.com